EXHIBIT 21
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                           COMMERCIAL BANCSHARES, INC.
                           ---------------------------

                                                                         State of                       Percentage of
                Subsidiary                                             Incorporation                  securities owned
                ----------                                             -------------                  ----------------

The Commercial Savings Bank  (1)                                          Ohio                            100%

(1)   The subsidiary's principal office is located in Upper Sandusky, Ohio.


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